Filed Pursuant to Rule 424(b)(3) and (c)
                                                      Registration No. 333-69581

Prospectus Supplement
to Prospectus Dated January 7, 1999

                      Paradise Music & Entertainment, Inc.
                                  Common Stock
                                2,628,175 Shares

      This Prospectus Supplement supplements the Prospectus dated January 7, 1999 (the "Prospectus") relating to the sale of up to 2,628,175 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of Paradise Music & Entertainment, Inc. (the "Company").

      This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement.

      The information in the table appearing under the heading "Selling Stockholders" in the Prospectus is superseded with the information appearing in the table below:

                                                                                 Shares            Percentage of
                                         Shares of                            Owned After       Shares Owned After
Name                                Beneficially Owned     Shares Offered     Offering (1)        Offering (1)(2)
----                                ------------------     --------------     ------------        ---------------
Lawrence Bortoluzzi -E                     8,500                 8,500                0                   0
Pamela Butler-E                            1,000                 1,000                0                   0
Daniel Caldwell-E                         12,500                12,500                0                   0
P. Thomas Cohen(3)                        45,489                23,960           21,529                   *
Davis & Gilbert LLP-V                     98,129                88,129           10,000                   *
Brian Doyle                              189,250                43,750          145,500                2.88
Thomas J. Edelman(4)                      97,279                60,000           37,279                   *
Richard Flynn                            189,250                43,750          145,500                2.88
Jennifer J. Haagen-Islami-E                3,000                 3,000                0                   0
Michael Jeon-E                             1,000                 1,000                0                   0
Jacqueline Kotler-E                        2,000                 2,000                0                   0
John Loeffler(5)                         349,451                27,084          322,367                6.40
John Loeffler Music Pension
   Plan Inc. (5)                          18,600                15,000            3,600                   *

Jonathan Love-E                            2,000                 2,000                0                   0
Philip G. Nappo                           96,882                88,852            8,000                   *
Raymond Ovetsky-E                          8,000                 8,000                0                   0
Joseph Parker-V                            5,000                 5,000                0                   0
Michael Rodriguez-E                       20,000                20,000                0                   0
April Taylor-E                             1,650                 1,650                0                   0
Tiffany Towers-E                           6,000                 6,000                0                   0
Robert Burke                             100,000               100,000                0                   0
Jesse Dylan                              100,000               100,000                0                   0
Akiva Goldsman                            75,000                75,000                0                   0
David Kuhn                                25,000                25,000                0                   0
Richard and Ann La Gravenese             100,000               100,000                0                   0
Stacey Sher                              100,000               100,000                0                   0
Margery Simkin                           100,000               100,000                0                   0
Benjamin Affleck                          75,000                75,000                0                   0
Allegra Productions Profit
  Sharing                                 10,000                10,000                0                   0
Trey Anastasio                            70,000                70,000                0                   0
Henry Bamberger                           10,000                10,000                0                   0
Soledad Bastiancich                       15,000                15,000                0                   0
Steve/Janet Bergman/Surrey                10,000                10,000                0                   0
Marianne Boesky                           20,000                20,000                0                   0
Cecil Trust                               75,000                75,000                0                   0
Cornerstone Promotion, Inc.-V             10,000                10,000                0                   0
Dan Cortese                               20,000                20,000                0                   0
Dan Cortese Trust                         20,000                20,000                0                   0
Claudio Curzi                             20,000                20,000                0                   0
Matthew P. Damon                          75,000                75,000                0                   0
Benicio Del Toro                          10,000                10,000                0                   0
Dennis Gassner & Associates,
  Profit Sharing                          10,000                10,000                0                   0
Cameron & Billie Diaz                     20,000                20,000                0                   0
Arthur Dielhenn                           20,000                20,000                0                   0
Dielhenne Productions Profit
  Sharing                                 20,000                20,000                0                   0
Dionysian Productions, Inc.              100,000               100,000                0                   0
Gabe Doppelt                              10,000                10,000                0                   0
Alan Finkelstein-V                         7,500                 7,500                0                   0
Jay Finkelstein-V                          7,500                 7,500                0                   0
Jonathan Fishman                          20,000                20,000                0                   0
Morgan Freeman                            10,000                10,000                0                   0
Brian Gibson                              30,000                30,000                0                   0
Burt Goldstein                            25,000                25,000                0                   0
Mike Gordon                               30,000                30,000                0                   0
Lara Harris                               75,000                75,000                0                   0
Lauren Holly                              75,000                75,000                0                   0
Hopalong Company, Inc. Profit
  Sharing                                 10,000                10,000                0                   0
Ted Hope                                  10,000                10,000                0                   0
James Yoshinobu Iha                       30,000                30,000                0                   0
Craig Kanarick                            75,000                75,000                0                   0
Kathy Sue Enterprises                     10,000                10,000                0                   0
Michelle Kydd                             30,000                30,000                0                   0
Victoria Leacock                          10,000                10,000                0                   0


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

David Lonner                              10,000                10,000                0                   0
Amir Malin                                10,000                10,000                0                   0
Margaret Martin                           10,000                10,000                0                   0
Menchel Family Trust                      75,000                75,000                0                   0
Amy Ness                                  25,000                25,000                0                   0
Diarmuid Quinn                            10,000                10,000                0                   0
Tim Roth                                  20,000                20,000                0                   0
David Salle                               20,000                20,000                0                   0
David Salle Profit Sharing                10,000                10,000                0                   0
September Productions, Inc.
  Profit Sharing                          20,000                20,000                0                   0
Sheldon Kahn Retirement Trust             20,000                20,000                0                   0
Shepard Family Trust                      20,000                20,000                0                   0
James Shepard Rev. Trust                  20,000                20,000                0                   0
Leslie Simitch                            20,000                20,000                0                   0
Martin Spencer                            10,000                10,000                0                   0
Norman Steinberg                          20,000                20,000                0                   0
Ken Sunshine                              10,000                10,000                0                   0
T-Bone Films, Inc.-V                       4,000                 4,000                0                   0
The Roland Trust                          20,000                20,000                0                   0
Tom Anthony Woodworking-V                 33,000                33,000                0                   0
Jay Walkingshaw                           20,000                20,000                0                   0
Sally Wilcox                              10,000                10,000                0                   0
Gerald Chapnick                           10,000                10,000                0                   0
Marcia Chapnick                           10,000                10,000                0                   0
Jakob Dylan                               25,000                25,000                0                   0
Consolidated Entertainment LLC            25,000                25,000                0                   0
Jerry Lembo                                1,000                 1,000                0                   0
Donald & Company Securities, Inc.          4,000                 4,000                0                   0

----------
*     Less than 1%

(1)   Assumes sale of all shares owned by the selling stockholders.

(2)   Based on 5,035,405 shares of Common Stock outstanding on the date hereof.

(3) Includes options to purchase 15,000 shares. (4) Includes options to purchase 30,000 shares.

(5) Includes options to purchase 5,000 shares, 18,600 shares owned by Mr. Loeffler's Pension Plan and 3,800 shares owned by Mr. Loeffler's wife.

      Investing in the Company involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully read and review this prospectus including the "Risk Factors" beginning on page 7 of the Prospectus before deciding whether to buy shares in this Offering.

The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   Prospectus Supplement dated March 8, 1999.


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